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                              ACCOUNTANT'S CONSENT



Board of Directors
Equitable BankShares, Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


                                 FISK & ROBINSON, P.C.



Dallas, Texas
January 25, 1996